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                                                                    Exhibit 10.9



                                 SCHWITZER, INC.
                              PERFORMANCE UNIT PLAN



1.   PURPOSE

     The purpose of the Schwitzer, Inc. Performance Unit Plan (the "Plan") is to further the long-term growth of Schwitzer, Inc. ("Schwitzer") by strengthening the ability of Schwitzer to attract and retain key employees and to provide additional motivation and incentives for the performance of key employees.

2.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of Schwitzer's Board of Directors (the "Committee"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan and the Board of Directors, including the power to interpret the Plan and any agreements executed thereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of any agreement relating to awards granted pursuant to the Plan, and to make all other determinations necessary or advisable for administering the Plan. No member of the Committee shall be eligible to receive any awards under the Plan while a member of the Committee or at any time within one year prior to becoming a member of the Committee.

3.   PERFORMANCE UNIT AWARDS

     (a)  The Committee may grant Performance Unit Awards pursuant to this
Section 3. The Committee shall establish, with respect to and at the time of each Performance Unit Award a performance period over which the performance of the holder of a Performance Unit Award shall be measured. The Committee shall also establish performance levels but subject to such later revisions as the Committee, in its sole judgment, shall deem appropriate to reflect significant, unforeseen events or changes. The Committee in its discretion may also grant Performance Unit Awards to employees following the start of any performance period and may also grant additional Performance Unit Awards to participants after the start of any performance period.

     (b) Each Performance Unit shall have an initial value of $100 per unit. As determined by the Committee, the value of Performance Units may increase or decrease depending upon the extent to which the performance targets set by the Committee in respect of the holder of the Performance Unit Award are achieved.

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     (c)  The holder of a Performance Unit Award shall be entitled to receive payment of an amount equal to the value of the Performance Unit Award, based on the achievement of the performance targets for such performance period, as determined by the Committee at the time of settlement of the Performance Unit Award.

     (d) Payment shall be made in cash in a lump sum or in installments as prescribed by the Committee. If a payment is to be made on a deferred basis, the recipient may be entitled, in the discretion of and on terms and conditions established by the Committee, to be paid interest on the unpaid amount.

     (e) In the event of death, permanent and total disability, or retirement under terms of a pension plan and, unless the Committee in its sole discretion adopts a contrary rule, the holder of a Performance Unit Award shall receive payment of such Award prorated on the number of elapsed months in the performance period but based on the extent to which performance targets are achieved for the full performance period. Such Performance Unit Award shall be payable at the time of payment of all other Performance Unit Awards granted for the same performance period. A holder of a Performance Unit Award whose employment terminates for reasons other than those listed in this paragraph will forfeit his rights to any outstanding Performance Unit Award. Such forfeiture may be waived in whole or in part by the Committee, in its sole discretion.

4.   AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors or the committee may amend the Plan or any award granted thereunder at any time and may terminate the Plan at any time, but such termination shall not affect Awards previously granted under the Plan.


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